EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
INCREASES QUARTERLY CASH DIVIDEND

HOUSTON, Texas, February 17, 2022 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today announced that its Board of Directors has approved a quarterly cash dividend of twenty-five cents per share of common stock. This quarterly cash dividend declared today represents a 9% increase from the previously declared quarterly dividend of twenty-three cents per share of common stock per quarter. The quarterly cash dividend announced today is payable on March 31, 2022 to shareholders of record at the close of business on March 15, 2022. While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.
Cautionary Statement on Forward-Looking Statements
The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by our Board of Directors each quarter after its review of our financial performance. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in our cash needs or a decrease in available cash; or a deterioration in our financial condition or results. The share repurchase program may be suspended, amended, or discontinued at any time. The timing and number of shares to be repurchased will depend on factors such as the share price, economic and market conditions, and corporate and regulatory requirements. For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2021 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.
About Service Corporation International
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance. We offer families exceptional service in planning life celebrations and personalized remembrances. Our Dignity Memorial® brand serves approximately 500,000 families each year with professionalism, compassion, and attention to detail. At December 31, 2021, we owned and operated 1,471 funeral service locations and 488 cemeteries (of which 299 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468